    As filed with the Securities and Exchange Commission on January 31, 1997

                                                      REGISTRATION NO. 333-____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      under
                           The Securities Act of 1933

                                -----------------

                             ABINGTON BANCORP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            MASSACHUSETTS                                     04-3334217
    (State or Other Jurisdiction                            (I.R.S. Employer
  of Incorporation or Organization)                      Identification Number)


                               538 BEDFORD STREET
                          ABINGTON, MASSACHUSETTS 02351
                                 (617) 982-3200
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                                -----------------

                               James P. McDonough
                      President and Chief Executive Officer
                             Abington Bancorp, Inc.
                               538 Bedford Street
                          Abington, Massachusetts 02351
                                 (617) 982-3200
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                -----------------

                                   Copies to:
                           Carol Hempfling Pratt, Esq.
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109

                                -----------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
===================================================================================================
                                               PROPOSED MAXIMUM   PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF          AMOUNT TO BE   OFFERING PRICE      AGGREGATE          AMOUNT OF
SECURITIES TO BE REGISTERED     REGISTERED(1)    PER SHARE(2)    OFFERING PRICE(2) REGISTRATION FEE
---------------------------------------------------------------------------------------------------
Common Stock, par value $0.10   100,000 shares     $20.375         $2,037,500         $617.43
===================================================================================================


(1)   Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, the number of securities covered by this registration statement shall be adjusted to cover any additional securities resulting from a stock split, stock dividend or similar capital adjustment of the registered securities during the effective period of this registration statement.
(2)   Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) under the Securities Act of 1933 based upon the average of the high and low prices of the common stock of Abington Savings Bank, predecessor to Registrant, on January 27, 1997 as reported by NASDAQ.


PROSPECTUS

                             [ABINGTON BANCORP LOGO]


                             ABINGTON BANCORP, INC.

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                 100,000 SHARES OF COMMON STOCK (PAR VALUE $.10)

   This Prospectus sets forth the Dividend Reinvestment and Stock Purchase Plan of Abington Bancorp, Inc. (the "Plan"). Abington Bancorp, Inc. ("Abington") is offering this Plan to its shareholders as a convenient and cost-efficient way for them to increase their ownership of Abington stock. Under the Plan, Abington will pay all brokerage fees and commissions connected with a participating shareholder's purchase of Abington stock with cash dividends. All other transaction fees and commissions for purchases or sales of Abington stock will be paid by the shareholder as detailed in this Prospectus.

   Abington has appointed its transfer agent, Registrar and Transfer Company ("Registrar and Transfer"), as processing agent and administrator of the Plan. The Plan is administered by Registrar and Transfer Company, not Abington. Securities held in custody by Registrar and Transfer Company are not subject to protection under the Securities Investor Protection Act. Participation in the Plan is voluntary; you may join and withdraw from the Plan or modify your participation whenever you wish.

   This Prospectus sets forth, in question and answer form, the provisions of the Plan. After you have read this Prospectus, if you still have any questions about how the Plan operates, please call Registrar and Transfer Company toll free at 1-800-368-5948, Monday through Friday from 9:00 a.m. to 5:00 p.m., local time. Or write to: Registrar and Transfer Company, 10 Commerce Drive, Cranford, N.J. 07016.

   This Prospectus relates to 100,000 shares of Common Stock of Abington registered for sale under the Plan. Participants should retain this Prospectus for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

                  THE DATE OF THIS PROSPECTUS IS JANUARY 31, 1997.

THE COMPANY

     Abington was incorporated in Massachusetts in 1996 for the purpose of becoming the holding company for Abington Savings Bank. Abington's executive offices are located at 538 Bedford Street, Abington, Massachusetts 02351. Its telephone number is (617) 982-3200.

AVAILABLE INFORMATION

     Abington is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Abington can be inspected and be copied, at the prescribed rates, at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60681. In addition the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, such as Abington, that file electronically with the Commission. The address of such site is http://www.sec.gov. Abington's Common Stock is traded on the Nasdaq Stock Market. Reports and other information concerning Abington may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W. Washington, D.C. 20006.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (the "Registration Statement") filed by Abington with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto. For further information concerning Abington and the Common Stock offered hereby, reference is hereby made to the Registration Statement and the exhibits and schedules filed therewith, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549 and copies of which may be obtained from the Commission at prescribed rates.

INFORMATION INCORPORATED BY REFERENCE

     The following documents of Abington which have been filed with the Commission are hereby incorporated by reference in this Prospectus.

     (a) Annual Report on Form F-2 of Abington Savings Bank, predecessor to Abington, for the fiscal year ended December 31, 1995. This document was filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     (b) Quarterly Reports on Form F-4 of Abington Savings Bank for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996. These documents were filed as exhibits to the Registration Statement of which this Prospectus is a part.

     (c) The description of Abington's Common Stock contained in Abington's Registration Statement on Form 8-A dated December 31, 1996.

     All documents filed by Abington pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing such documents. Any statement or information contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Abington will provide without charge to any person to whom a Prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits and schedules to such documents unless such exhibits are specifically incorporated by reference into the documents incorporated herein). Requests should be directed to: Treasurer, Abington Bancorp, Inc., 538 Bedford Street, Abington, Massachusetts 02158, (617)982-3200.

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     The following question and answer statements constitute the Dividend Reinvestment and Stock Purchase Plan of Abington.

PURPOSE

1. WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the Plan is to provide shareholders with a simple and convenient method of investing cash dividends and optional cash payments in shares of Abington stock directly through Registrar and Transfer Company without opening a brokerage account and incurring the higher fees and expenses typically connected with those accounts. All shares of Abington stock will be purchased by Registrar and Transfer Company on the open market or in negotiated transactions. See Question 12.

2. WHAT ARE THE ADVANTAGES OF THE PLAN?

     Participants in the Plan may:

      - Have cash dividends on shares of Abington stock automatically reinvested in Abington stock without payment of any brokerage commission or service charge.

      - Invest in additional shares of Abington stock by making optional cash payments of not less than $250 in the aggregate for each calendar quarter. Transaction fees and commissions on cash purchases under the Plan are lower than the commissions and fees normally charged by stockbrokers. This advantage is available to a participant regardless of whether the participant has elected to have his or her cash dividends on Abington stock automatically invested.

      - Elect to have their funds for investment drawn directly from their bank account on a regular schedule.

      - Send all certificated shares of Abington stock to Registrar and Transfer Company to be held for safekeeping in book entry form.

      - Sell any number of shares from their Plan account by writing Registrar and Transfer Company. Transaction fees and commissions on sales under the Plan are lower than the commissions and fees normally charged by stockbrokers.

      - Receive a quarterly statement detailing their holdings in certificated as well as book entry form and the current value of those shares. Shareholders can call Registrar and Transfer Company at any time to request a current statement.

      - Enjoy full investment of funds because fractions of shares, as well as whole shares, will be credited to each participant's account.

ADMINISTRATION

3. WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

     Registrar and Transfer Company administers the Plan for participants, keeps records, sends statements of account to participants, places buy and sell orders at the request of participants and performs other duties relating to the Plan. Registrar and Transfer Company will hold for safekeeping (in book entry form) the shares of stock purchased for each participant under the Plan unless and until such participant requests that certificates for such shares be issued, as more fully explained in Question 11.

SHAREHOLDER PARTICIPATION

4. WHO IS ELIGIBLE TO ENROLL IN THE PLAN?

     Any stockholder with common stock registered in his or her name on the records of Abington's Agent, Registrar and Transfer Company (the "Agent"), may enroll in the Plan. If a stockholder has common stock registered in the name of someone else (for example, with a bank, broker or trustee), the holder may be able to arrange for that entity to participate in the Plan. Stockholders should consult directly with the entity holding their common stock to determine if they can enroll in the Plan. If not, the stockholder should request his or her bank, broker or trustee to have some or all of the common stock registered in the stockholder's own name in order to participate directly.

     Stockholders who are citizens or residents of a country other than the United States, its territories and possessions should make certain that their participation does not violate local laws governing taxes, currency and exchange controls, stock registration, foreign investments and related matters.

5. IS PARTIAL PARTICIPATION POSSIBLE UNDER THE PLAN?

     Yes. As an alternative to electing to have all his or her cash dividends on Abington stock reinvested, a participant may elect to receive payment of cash dividends on a portion of his or her shares while electing to have the cash dividends payable on the remainder of his or her shares reinvested under the Plan. For example, a participant with aggregate Abington stock holdings of 500 shares could elect to receive payment of the cash dividend on 300 shares and to have the cash dividends on his or her remaining 200 shares reinvested.

     A participant who elects to partially participate must be sure to designate a whole number of shares with respect to which he or she desires to receive payment of cash dividends (e.g. "725" or "150"). If a participant does otherwise and elects to receive payment of cash dividends with respect to a fractional number of shares, he or she will only receive payment with respect to the nearest whole number of shares less than the number he or she elects. For example, if a participant completes his Authorization Card by electing to receive payment of cash dividends with respect to 225.6 shares, the participant will be deemed to have elected to receive payment of cash dividends with respect to 225 shares.

6. HOW DOES AN ELIGIBLE STOCKHOLDER PARTICIPATE?

   To enroll in the Plan, an eligible stockholder must sign the Authorization Card and mail it to the Agent. If the Common Shares are registered in more than one name (such as joint tenants, trustees, etc.), all registered holders must sign. You may obtain an Authorization Card at any time by contacting the Agent at the following address:

      Registrar and Transfer Company
      Attention: Dividend Reinvestment Plan
      10 Commerce Drive
      Cranford, New Jersey 07016

     An Authorization Card is enclosed with this Prospectus. Additional Authorization Cards and information concerning the Plan may be obtained at any time by calling or writing to Registrar and Transfer Company.

     Additional copies of this Prospectus and the Authorization Card are also available at Abington's corporate office: 538 Bedford Street, Abington, Massachusetts.

7. WHEN MAY A SHAREHOLDER JOIN THE PLAN?

     A shareholder may join the Plan at any time. If an Authorization Card specifying reinvestment of cash dividends is received by Registrar and Transfer Company on or before the record date established for payment of a given cash dividend, reinvestment will commence with the cash dividend. Each record date normally precedes the related dividend payment date by approximately 14 days. Dividend payment dates for Abington stock are normally on the fourth Thursday of each of the months of January, April, July and October. (1) If the normal dividend payment date is not a business day, then the dividend payment date will be the first business day thereafter.

     If an Authorization Card specifying reinvestment of cash dividends is received by Registrar and Transfer Company after the record date established for payment of a particular cash dividend, reinvestment will commence with the next following cash dividend. See Questions 15 through 20 for information concerning the investment of optional cash payments.

8. WHAT DOES THE AUTHORIZATION CARD PROVIDE?

The Authorization Card provides for the purchase of shares of Abington stock by a shareholder through the following investment options:

     "FULL DIVIDEND REINVESTMENT" directs Abington to pay to Registrar and Transfer Company, for reinvestment in accordance with the terms of the Plan, cash dividends on all shares of Abington stock then or subsequently registered in the name of the participant.

     "PARTIAL DIVIDEND REINVESTMENT" directs Abington to pay directly to the participant cash dividends on the lesser of (a) the specified whole number of shares of Abington stock or (b) the participant's aggregate holding of whole shares of Abington stock. Abington is also instructed to pay to Registrar and Transfer Company, for investment in accordance with the terms of the Plan, cash dividends on all other shares of Abington stock (including partial shares) then or subsequently registered in the name of the participant.

     "OPTIONAL CASH PAYMENTS" permits a participant to purchase Abington stock under the Plan with optional cash payments. A participant may make optional cash payments totaling no less than $250 per calendar quarter. In addition, a participant's initial optional cash payment during a calendar quarter must be at least $250. Cash dividends payable with respect to shares purchased with optional cash payments will be reinvested in Abington stock only to the extent specified pursuant to the participant's election of Full Dividend Reinvestment or Partial Dividend Reinvestment.

     "AUTOMATIC ACCOUNT WITHDRAWAL" permits a shareholder to elect to have funds withdrawn from his bank account (at any bank) on a regular basis and paid to Registrar and Transfer Company to effect the purchase of additional shares of Abington stock.

     A shareholder can elect either Full Dividend Reinvestment or Partial Dividend Reinvestment, regardless of whether he or she elects to make optional cash payments. In addition, a shareholder may elect to make optional cash payments, regardless of whether he or she elects one of the alternative forms of dividend reinvestment. At any time, a shareholder may change his or her election by giving written notice to Registrar and Transfer Company at the address number set forth in Question 6.



-------------
(1) These dates reflect Abington's current policies and procedures. However, Abington has no legal obligation to declare and pay dividends, as explained in Question 37.

 9. MAY A PARTICIPANT DEPOSIT SHARES OF ABINGTON STOCK WITH REGISTRAR AND TRANSFER COMPANY FOR SAFEKEEPING?

     A participant may request, in writing, that his or her shares of Abington stock be deposited with Registrar and Transfer Company for safekeeping in book entry form. Registrar and Transfer Company will credit the number of shares deposited to the participant's Plan account and will treat them in all respect in the same manner as shares purchased for the participant's Plan account. Certificates to be deposited should be sent by registered or certified mail to Registrar and Transfer Company at the address set forth in Question 6. Certificates need not be endorsed for deposit purposes.

10. HOW MANY SHARES OF STOCK WILL BE PURCHASED FOR PARTICIPANTS?

     The number of shares to be purchased depends on the amount of cash dividends and/or optional cash payments being invested by such participant under the Plan and the purchase price of the shares of stock. Each participant's account under the Plan will be credited with the number of shares, including fractions computed to three decimal places, equal to the total amount being invested by such participant, divided by the purchase price per share.

11. WILL CERTIFICATES BE ISSUED FOR SHARES PURCHASED UNDER THE PLAN?

     Shares of Abington stock purchased under the Plan will be credited to the account of the participant in book entry form, and unless requested, certificates for purchases through the Plan (through reinvestment of dividends or optional cash purchases ) will not be issued. This feature protects against loss, theft or destruction of stock certificates.

   Certificates for any number of whole shares credited to a participant's account under the Plan will be issued upon the written request of such participant. Any remaining whole and fractional shares will continue to be credited to the participant's account. Certificates for fractional shares will not be issued. See Questions 27 and 28 for further information on the issuance of certificates.

12. HOW AND WHERE WILL SHARES OF STOCK BE PURCHASED UNDER THE PLAN?

     Registrar and Transfer Company may purchase shares for participants' accounts under the Plan on any securities exchange where such shares are traded, in the over-the-counter market or in negotiated transactions. (2) Registrar and Transfer Company's purchases may be on such terms with respect to price, delivery or otherwise as Registrar and Transfer Company determines. Before reinvesting cash dividends, Registrar and Transfer Company may commingle those dividends with optional cash payments as it sees fit.

STOCK PURCHASES WITH REINVESTED CASH DIVIDENDS

13. WHEN WILL SHARES OF STOCK PURCHASED WITH REINVESTED CASH DIVIDENDS BE PURCHASED?

   Registrar and Transfer Company will purchase shares of stock with reinvested cash dividends as soon as administratively feasible after Registrar and Transfer Company receives payment of such dividends and in no event later than 30 days after it receives such payment, except when necessary to comply with the Federal securities laws.



-------------

(2) Registrar and Transfer Company will not, however, engage in purchase or sale transactions with the Bank or any of its "affiliates" (as defined in rule 405 of the General Rules and Regulations under the Securities Act of 1933).

14. AT WHAT PRICE WILL SHARES PURCHASED WITH REINVESTED CASH DIVIDENDS BE CREDITED TO PARTICIPANT'S ACCOUNTS UNDER THE PLAN?

   The purchase price for shares purchased with the proceeds of a given cash dividend will be deemed equal to the average price per share Registrar and Transfer Company pays for all Abington stock it purchases under the Plan (a) with the proceeds of such cash dividend and (b) with concurrently invested optional cash payments.

STOCK PURCHASES WITH OPTIONAL CASH PAYMENTS

15. WHO IS ELIGIBLE TO MAKE OPTIONAL CASH PAYMENTS?

     An Abington shareholder may make, or authorize the making of, an optional cash payment at any time for the purchase of shares of Abington stock whether or not such person has also elected to participate in the Plan by reinvesting cash dividends. The minimum investment is $250 per calendar quarter.

16. HOW ARE OPTIONAL CASH PAYMENTS MADE?

     An optional cash payment may be made by an Abington shareholder when enrolling in the Plan by enclosing a check or money order with the Authorization Card. Checks or money orders should be made payable to Registrar and Transfer Company, and returned along with the Authorization Card to Registrar and Transfer Company at the address set forth in Question 6. Thereafter, optional cash payments may be made by sending them to Registrar and Transfer Company at the same address. Please reference Abington Bancorp, Inc. on your check and, when possible, use the tear-off investment form included with your regular Plan statement. Payment may also be made by automatic account withdrawal. If you are interested in this option, please complete the appropriate section on the Authorization Card. A separate application form will then be mailed to you by Registrar and Transfer Company. Termination of automatic withdrawal can be accomplished by writing to Registrar and Transfer Company.

   DELIVERY OF A CHECK OR MONEY ORDER AND AN AUTHORIZATION CARD TO ANY ADDRESS OTHER THAN THE ONE REFERRED TO IN QUESTION 6 WILL NOT CONSTITUTE VALID DELIVERY.

17. WHEN WILL SHARES OF STOCK PURCHASED WITH OPTIONAL CASH PAYMENTS BE
    PURCHASED?

     Except as provided in the next paragraph, optional cash payments received by Registrar and Transfer Company (whether by check, money order or automatic account withdrawal) no later than 5 business days before a dividend payment date will be applied to purchase shares as if the payments were cash dividends paid on such dividend payment date. See Question 13. This procedure may be varied as necessary to comply with applicable Federal and state securities laws and practices.

     An optional cash payment made by check will not be applied to the purchase of shares of Abington stock unless, as of the dividend payment date, such check has cleared. Registrar and Transfer Company may, in its discretion, waive this rule or otherwise apply it in a manner which benefits participants. Also, an optional cash payment will not be applied to the purchase of Abington stock if the participant exercises his or her right to obtain a refund of his or her optional cash payment; a participant may exercise this right in writing (to the address specified in Question 6), received by Registrar and Transfer Company no less than 2 business days prior to a dividend payment date. Finally, an optional cash payment that is received either less than 5 business days before a dividend payment date, or more than 30 days before a dividend payment date, will be returned to the participant.

     NO INTEREST WILL BE PAID ON FUNDS HELD PENDING INVESTMENT. Therefore, although optional cash payments may be made up to 30 days in advance, participants may wish to transmit their optional cash payments on the latest date which will assure that Registrar and Transfer Company has received available funds on the applicable cut-off date described above.

18. AT WHAT PRICE WILL SHARES PURCHASED WITH OPTIONAL CASH PAYMENTS BE CREDITED TO PARTICIPANTS' ACCOUNTS UNDER THE PLAN?

   The purchase price for shares purchased with a given optional cash payment will be deemed equal to the average price per share that Registrar and Transfer Company pays for all Abington shares it purchases under the Plan with concurrently invested optional cash payments and cash dividends. See Question 14.

19. WHAT HAPPENS TO CASH DIVIDENDS ON SHARES PURCHASED WITH OPTIONAL CASH PAYMENTS?

     Cash dividends on shares of Abington stock purchased for the account of a participant with optional cash payments will be reinvested in additional shares of Abington stock, in accordance with the participant's dividend reinvestment election, if any. If a participant has not elected to reinvest cash dividends on shares of his or her Abington stock, all cash dividends paid on shares purchased with optional cash payments will be paid to the participant.

20. WHAT ARE THE LIMITATIONS ON MAKING OPTIONAL CASH PAYMENTS?

     The opportunity to make optional cash payments is available each quarter. The same amount of money need not be sent each quarter, and participants are under no obligation to make an optional cash payment in any quarter. Each calendar quarter, the optional cash payment(s) by a participant must be at least $250.

COSTS

21. DO PARTICIPANTS INCUR ANY EXPENSES IN CONNECTION WITH STOCK PURCHASES UNDER THE PLAN?

     Participants will incur no brokerage commissions or service charges in connection with dividend reinvestments made under the Plan. Participants will incur a $1 transaction fee in connection with the purchase of shares under the option. All participants will incur transaction fees in connection with the sale of shares upon withdrawal from the Plan, as more fully explained in Question 29.

FEDERAL INCOME TAX CONSEQUENCES TO PARTICIPANTS

22. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

An Abington shareholder who reinvests his or her cash dividends under the Plan will be treated as receiving a taxable dividend on the dividend payment date in an amount equal to the amount of cash dividend otherwise payable to him or her.(3) In addition, each participant will be deemed to have received taxable income in the amount of the brokerage fees and other service fees paid by Abington and attributable to the shares of Abington stock purchased on behalf of the participant with reinvested dividends. No taxable income will be realized upon the purchase of Abington stock with optional cash payments.

     A participant's tax basis for shares of Abington stock purchased with reinvested dividends will be equal to the amount of cash dividend the participant would have received but for his or her reinvestment election. A participant's tax basis for shares of Abington stock purchased with optional cash payments will be equal



-----------

(3) The dividends received deduction will be applicable to the entire amount of any dividend deemed paid to a corporation.

to the amount of such optional cash payments. In the case of shares purchased with reinvested dividends, the participant's tax basis is increased by the amount of brokerage fees and other service fees attributable to the shares purchased. A participant's holding period for shares of Abington stock purchased under the Plan with either reinvested dividends or optional cash payments will commence on the day after purchase by Registrar and Transfer Company.

     A participant will not realize taxable income on the receipt of a certificate for whole shares credited to his or her Plan account, either upon withdrawal of those shares from such account or upon the termination of the Plan. Taxable gain or loss may be realized, however, when shares are sold or otherwise disposed of, or when a cash payment is received for a fractional share withdrawn from a participant's account. Generally, any such gain or loss will be measured by the difference between the amount realized on the disposition and the tax basis of the disposed shares, and will be capital gain or loss.

     Registrar and Transfer Company will annually report to participants and the Internal Revenue Service information sufficient to indicate both the amount that would constitute dividend income and the amount the participant will be deemed to have received on account of brokerage fees and any other services paid by Abington.

     Each participant is urged to consult his or her own tax advisers to determine the particular Federal and state income tax consequences of his or her participation in the Plan.

REPORTS TO PARTICIPANTS

23. WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS?

   As soon as practicable after each purchase of Abington stock under the plan for the account of a participant, such participant will receive an advice of transaction, including information as to the effective purchase price, number of shares purchased and brokerage fees paid by Abington or the participant, as the case may be. Participants will also receive quarterly statements of account and copies of Abington's annual and quarterly reports to shareholders and proxy statements, and information for income tax reporting purposes. The quarterly statements of account are a record of the cost of purchases under the Plan and should be retained for tax purposes. If this information is lost, the participant may send a letter requesting the desired information to Registrar and Transfer Company at the address set forth in Question 6. In its discretion, Registrar and Transfer may charge a fee for researching and complying with the request. To request a current statement of their account, participants can call Registrar and Transfer Company toll free at 1-800-368-5948, Monday through Friday from 9:00 a.m. to 5:00 p.m. local time.

DIVIDENDS

24. WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON THE SHARES HELD IN THEIR ACCOUNTS UNDER THE PLAN?

   Yes. Cash dividends on all shares of Abington stock, including fractional shares, credited to the account of a participant under the Plan, whether such shares were purchased with reinvested dividends or optional cash payments, will be reinvested in additional shares of Abington stock in accordance with the participant's dividend reinvestment election, if any. See Question 19.

DISCONTINUING PARTICIPATION IN THE PLAN

25. WHEN CAN A PARTICIPANT STOP PARTICIPATING IN THE PLAN?

     A participation may direct Registrar and Transfer Company in writing at any time to discontinue the reinvestment of dividends on shares of Abington stock held of record by such participant. This notice should be directed to Registrar and Transfer Company at the address set forth in Question 6. As described in Question 20, a participant is never obligated to make optional cash payments. Optional cash payments may be made, however, even after a participant has elected to discontinue reinvestment of cash dividends provided that a new Authorization Card reflecting the change in participation has been forwarded to Registrar and Transfer Company.

     If the notice to discontinue reinvestment is received by Registrar and Transfer Company on or after the record date for a particular cash dividend, such cash dividend will be reinvested in the participant's account. After a participant discontinues participation in the cash dividend reinvestment feature of the Plan, all cash dividends on shares of Abington stock held of record by such participant will be paid to such participant by check unless he or she re-enrolls in the reinvestment feature of the Plan.

     Any optional cash payment which has been received by Registrar and Transfer Company prior to its receipt of a notice to discontinue reinvestment will be invested in accordance with the Plan unless return of the payment is expressly requested in the notice of discontinuance.

     A participant who elects to discontinue the reinvestment of cash dividends may either withdraw the shares of Abington stock credited to his or her Plan account, as described in Question 27, or retain any or all such shares in such account.

WITHDRAWAL OF SHARES FROM A PLAN ACCOUNT

27. HOW DOES A PARTICIPANT WITHDRAW SHARES PURCHASED UNDER THE PLAN?

     A participant may withdraw all or a portion of the shares of Abington stock credited to his or her Plan account by notifying Registrar and Transfer Company in writing to that effect and specifying the number of shares to be withdrawn. This notice should be directed to Registrar and Transfer Company at the address set forth in Question 6. Certificates for whole shares of Abington stock so withdrawn will be issued. If the notice of withdrawal is received by Registrar and Transfer Company on or after the record date for a particular dividend, such dividend will be reinvested for the participant's account. After a participant withdraws shares of Abington stock from the Plan account, cash dividends on such shares will continue to be reinvested in accordance with the dividend reinvestment option, if any, selected on the participant's most recently submitted Authorization Card, unless and until such participant sells such shares or requests that reinvestment be discontinued as described in Question 26.

     A participant may request a certificate for shares credited to his or her Plan account in writing at Registrar and Transfer Company's address set forth in Question 6. Certificates requested will be sent to the address of record only. All requests to mail shares to an address other than the address of record must be made in writing with an appropriate signature guarantee.

28. WHAT HAPPENS TO ANY FRACTION OF A SHARE WHEN A PARTICIPANT WITHDRAWS ALL WHOLE SHARES FROM HIS OR HER PLAN ACCOUNT?

     Registrar and Transfer Company will cash-out a participant's interest in any fractional share remaining in the participant's Plan account at the time when the participant withdraws all whole shares from the account.

Registrar and Transfer Company will forward to the participant a cash payment equal to the fair market value of the fractional share as of the date on which the withdrawal request is effected. The proceeds for any fractional share, together with the certificates for whole shares, will be mailed directly to the participant.

29. HOW DOES A PARTICIPANT SELL SHARES IN HIS OR HER PLAN ACCOUNT?

     If a participant desires to sell all or a portion of the whole shares of Abington stock held in his or her Plan account, such participant may, at his or her option, request that Registrar and Transfer Company withdraw and sell such shares for his or her account. Such requests may be made in writing to Registrar and Transfer Company at the address listed in Question 6. The request must specify the number of whole shares to be sold, and not the dollar amount to be realized. ANY REQUEST THAT DOES NOT CLEARLY INDICATE THE WHOLE NUMBER OF SHARES TO BE SOLD WILL BE RETURNED TO THE PARTICIPANT WITH NO ACTION TAKEN. Where a request is in proper form, certificates for withdrawn shares will not be issued to the participant, and Registrar and Transfer Company will, within 5 business days after receipt of the request, cause such shares to be sold on the open market for the account of the participant through an independent entity chosen by Registrar and Transfer Company.

ABINGTON STOCK PRICES MAY FALL DURING THE PERIOD BETWEEN A REQUEST FOR SALE, ITS RECEIPT BY REGISTRAR AND TRANSFER COMPANY, AND THE ULTIMATE SALE IN THE OPEN MARKET. THIS RISK SHOULD BE EVALUATED BY A PARTICIPANT CONSIDERING MAKING A REQUEST THAT REGISTRAR AND TRANSFER COMPANY SELL HIS OR HER SHARES. THE RISK OF A PRICE DECLINE IS BORNE SOLELY BY THE PARTICIPANT.

     Registrar and Transfer Company will remit directly to the participant the proceeds of any sale, less the participant's pro rata portion of the applicable broker's commissions and a $5.00 service fee. Unlike expenses incurred for purchases under the dividend reinvestment option of this Plan, which are paid by Abington, expenses incurred for sales under the Plan are paid by the selling participant. The proceeds of any sale will not be mailed to the participant until the settlement of funds from the broker. Settlement occurs three business days after the sale of shares.

30. WHAT IF A PARTICIPANT WISHES TO SELL SHARES HELD BY REGISTRAR AND TRANSFER COMPANY THROUGH HIS OR HER OWN BROKER?

Participants are under no obligation to sell all or a portion of the shares of Abington stock held in his or her Plan account, through Registrar and Transfer Company. If a participant wishes to sell shares through his or her own broker, the participant should write Registrar and Transfer Company (at the address listed in Question 6) to request a stock certificate representing the number of whole shares to be sold. See Questions 27 and 28 for further information on withdrawal of shares from the Plan.

31. WHAT HAPPENS TO A PARTICIPANT'S PLAN ACCOUNT IF THE PARTICIPANT SELLS OR TRANSFERS ALL THE SHARES OF ABINGTON STOCK HE OR SHE HELD OUTSIDE OF THE PLAN ACCOUNT?

     If a participant sells or transfers all shares of Abington stock the participant holds outside of his or her Plan account (while continuing to have shares credited to his or her Plan account), Registrar and Transfer Company will continue to reinvest the dividends on the shares of Abington stock credited to such participant's Plan account unless such shares are withdrawn from such account as described in Questions 27 and 28. Please note, however, that a participant who has ceased to be a holder of record of Abington stock may not make optional cash payments under the Plan after he or she ceases to be a holder of record.

OTHER INFORMATION

32. WHAT PROVISION IS MADE FOR FOREIGN PARTICIPANTS SUBJECT TO FEDERAL INCOME TAX WITHHOLDING OR OTHER PARTICIPANTS SUBJECT TO FEDERAL BACK-UP WITHHOLDING?

In the case of both foreign shareholders who elect to have their dividends reinvested and whose dividends are subject to Federal income tax withholding and other shareholders who elect to have their dividends reinvested and who are subject to "back-up" withholding under Section 3406(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), Registrar and Transfer Company will invest in shares of Abington stock an amount equal to the cash dividends payable to such participants less the amount of tax required to be withheld. The quarterly statements confirming purchases made on behalf of such participants will indicate the net payment reinvested.

     Under Code Section 3406(a)(1), Abington is currently required to withhold for United States income tax purposes, 31%4 of all dividend payments to an Abington shareholder if (a) such shareholder has failed to furnish to Abington his or her taxpayer identification number ("TIN"), which for an individual is his social security number, (b) the Internal Revenue Service (the "Service") has notified Abington that the TIN furnished by the shareholder is incorrect, (c) the Service notifies Abington that back-up withholding should be commenced because the shareholder has failed to certify, under penalties of perjury, that he or she is not subject to back-up withholding. If an exemption were available for a shareholder, Abington has previously requested that the shareholder (or his or her broker) submit all information and certifications required in order to exempt the shareholder from back-up withholding.

     Foreign shareholders who elect to make optional cash payments only will continue to receive cash dividends on shares registered in their names in the same manner as if they were not participating in the Plan. Optional cash payments received from them must be in the United States dollars drawn on a bank located in the United States and will be invested in the same way as payments from other participants.

33. WHAT HAPPENS IF ABINGTON HAS A COMMON STOCK RIGHTS OFFERING, ISSUES A STOCK DIVIDEND OR DECLARES A COMMON STOCK SPLIT?

     If a participant is entitled to participate in a common stock rights offering, that participant's entitlement will be based upon the participant's total holdings, i.e., the shares registered in the participant's name as well as the shares (including fractional shares) credited to the participant's Plan account. Any shares of common stock split by Abington on shares credited to a participant's Plan account will be added to the participant's Plan account.

34. HOW WILL A PARTICIPANT'S PLAN SHARES BE VOTED AT A MEETING OF SHAREHOLDERS?

     All shares of Abington stock credited to a participant's Plan account will be voted as directed by the participant.

     A proxy card will be sent to each participant in connection with any annual or special meeting of shareholders as in the case of shareholders not participating in the Plan. This proxy will apply to all whole shares registered in the participant's own name, if any, as well as to whole and fractional shares credited to the participant's account number under the Plan.

35. WHAT IS THE RESPONSIBILITY OF REGISTRAR AND TRANSFER COMPANY UNDER THE PLAN?

   Registrar and Transfer Company, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim or liability, arising out of



-------------
4. This percentage is subject to changes in applicable federal tax law.

failure to terminate a participant's Plan account upon such participant's death, or with respect to the prices at which shares are purchased for the participant's Plan account, the times when such purchases are made or any fluctuation in market value of the common stock.

36. MAY THE PLAN BE CHANGED OR DISCONTINUED?

     While Abington hopes to continue to offer the Plan to its shareholders indefinitely, Abington reserves the right to suspend, terminate or modify the Plan at any time. Participants will be notified of any such suspension, termination or modification. Upon termination of the Plan, any uninvested optional cash payments will be returned, certificates for whole shares credited to a participant's account under the Plan will be issued and a cash payment will be made for any fraction of a share credited to a participant's account.

     In the event that Abington terminates the Plan and establishes another dividend reinvestment plan, each participant in the Plan will be automatically enrolled in such other dividend reinvestment plan and shares credited to his or her account under the Plan will be automatically credited to such other plan, unless notice is received to the contrary.

37. WILL CASH DIVIDENDS CONTINUE TO BE PAID WHILE THE PLAN IS IN EFFECT?

     While Abington expects to continue to pay cash dividends for the foreseeable future, it is not legally obligated to do so, either under the Plan or otherwise. Participants in the Plan accordingly have the opportunity to reinvest cash dividends only when, as and if such dividends are declared and paid by Abington. Abington has the right to suspend, terminate or modify the amount of its cash dividend at any time.

USE OF PROCEEDS

     Shares of Common Stock will be purchased in market or negotiated transactions for sale pursuant to the Plan. Abington will not receive any proceeds from the sale of shares pursuant to the Plan.

EXPERTS

     The financial statements incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Abington's By-laws provide that Directors and officers of Abington shall be indemnified by Abington against liabilities and expenses arising out of service for or on behalf of Abington. The By-laws of Abington provide that such indemnification shall not be provided if it is determined that the action giving rise to the liability was not taken in good faith in the reasonable belief that the action was in the best interests of Abington. Abington also has a policy of directors and officers liability insurance to indemnify its directors and officers against certain liabilities incurred in their capacities as such.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Directors, officers or persons controlling Abington pursuant to the foregoing provisions, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

===============================================================================






                                    ABINGTON

                             ----------------------

                                  BANCORP, INC.

                             ----------------------

                                    DIVIDEND

                             ----------------------

                                  REINVESTMENT

                             ----------------------

                                    AND STOCK

                             ----------------------

                                  PURCHASE PLAN

                             ----------------------


                                   ----------
                                   PROSPECTUS
                                   ----------


                           THE EASY WAY TO BUILD YOUR
                                 INVESTMENT ...



                             [ABINGTON BANCORP LOGO]

==============================================================================


NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ABINGTON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ABINGTON SINCE THE DATE HEREOF.


-------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                           Page
The Company ..............................................................   2
Available Information ....................................................   2
Information Incorporated by Reference ....................................   2
Dividend Reinvestment and Stock Purchase Plan ............................   5
     Purpose .............................................................   5
     Administration ......................................................   5
     Shareholder Participation ...........................................   6
     Stock Purchases with Reinvested Cash Dividends ......................   8
     Stock Purchases with Optional Cash Payments .........................   9
     Costs ...............................................................  10
     Federal Income Tax Consequences to Participants .....................  10
     Reports to Participants .............................................  11
     Dividends ...........................................................  11
     Discontinuing Participation in the Plan .............................  12
     Withdrawal of Shares from a Plan Account ............................  12
     Other Information ...................................................  14
Use of Proceeds ..........................................................  15
Experts ..................................................................  15
Indemnification of Directors and Officers ................................  15


==============================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following are the estimated expenses to be incurred by Abington in connection with the offering described in this Registration Statement:

     Registration Fee.............................................   $   617.43
     Printing.....................................................   $ 3,000.00
     EDGAR Conversion.............................................   $ 3,000.00
     Legal Fees...................................................   $ 8,000.00
     Accounting Fees..............................................   $ 2,000.00
                                                                     ----------
      Total.......................................................   $16,617.43
                                                                     ==========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article 6 of the By-Laws of Abington provides that directors and officers of Abington shall be indemnified by Abington against all expenses incurred in connection with any proceedings as a result of serving or having served as an officer or employee of Abington, as a director, officer, or employee of any of its wholly-owned subsidiaries, or serving or having served in any capacity with respect to any other corporation, organization, partnership, joint venture, trust, employee benefit plan or other entity at the request or direction of Abington. The By-laws of Abington provide that such indemnification shall not be provided if it is determined that the action giving rise to the liability was not taken in good faith in the reasonable belief that the action was in the best interests of Abington. Abington also has a policy of directors' and officers' liability insurance to indemnify its directors and officers against certain liabilities incurred in their capacities as such.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a)    Exhibits:

     3.1 Articles of Organization of Abington Bancorp, Inc. -- Incorporated herein by reference to Exhibit 3 to the Registration Statement on Form 8-A of Abington Bancorp dated December 31, 1996.
     3.2 By-laws of Abington Bancorp, Inc. -- Incorporated herein by reference to Exhibit 4 to the Registration Statement on Form 8-A of Abington Bancorp dated December 31, 1996.
     4.1 Instruments defining the rights of security holders. See Exhibits 3.1 and 3.2.
  *  5.1  Opinion of Foley, Hoag & Eliot LLP
  *  23.1 Consent of Arthur Andersen LLP
  *  23.2 Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)
  *  24.1 Power of Attorney (contained on the signature page)
  *  27.1 Financial Data Schedule
  *  99.1 Authorization Card
  * 99.2 Annual Report on Form F-2 of Abington Savings Bank, predecessor to Abington, for the fiscal year ended December 31, 1995, together with the following documents, portions of which are incorporated by reference in said Form F-2:
  *  99.3 (a)  Annual Report to Shareholders of Abington Savings Bank meeting the requirements of Rule 14a-3 for the fiscal year ended
               December 31, 1995.
  *  99.4 (b)  Proxy Statement relating to the 1996 Annual Meeting of
               Stockholders of Abington Savings Bank.
  * 99.5 Quarterly Report on Form F-4 of Abington Savings Bank, predecessor to Abington, for the quarter ended March 31, 1996.
  * 99.6 Quarterly Report on Form F-4 of Abington Savings Bank, predecessor to Abington, for the quarter ended June 30, 1996.
  * 99.7 Quarterly Report on Form F-4 of Abington Savings Bank, predecessor to Abington, for the quarter ended September 30, 1996.

--------------------

* Documents filed herewith

ITEM 17.  UNDERTAKINGS

    (a)     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration, by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference to the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Abington, Massachusetts, on January 27, 1997.

                                    ABINGTON BANCORP, INC.



                                    By: /s/ James P. McDonough
                                        --------------------------------------
                                        James P. McDonough
                                        President and Chief Executive Officer

   KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints James P. McDonough and Edward J. Merritt, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing he may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                     TITLE                           DATE
      ---------                     -----                           ----



      /s/ James P. McDonough        President and              January 27, 1997
      --------------------------     Chief Executive Officer,
      James P. McDonough             Director



      /s/ Edward J. Merritt         Treasurer                  January 27, 1997
      --------------------------     Chief Financial and
      Edward J. Merritt              Accounting Officer


                                    Director                   January __, 1997
      --------------------------
      Robert J. Armstrong


                                    Director                   January __, 1997
      --------------------------
      Bruce G. Atwood


      /s/ William F. Borhek         Director                   January 27, 1997
      --------------------------
      William F. Borhek

      SIGNATURE                     TITLE                           DATE
      ---------                     -----                           ----



                                    Director                   January __, 1997
      --------------------------
      Ralph B. Carver, Jr


      /s/ Joel S. Geller            Director                   January 27, 1997
      --------------------------
      Joel S. Geller


      /s/ Rodney D. Henrikson       Director                   January 27, 1997
      --------------------------
      Rodney D. Henrikson


      /s/ A. Stanley Littlefield    Director                   January 27, 1997
      --------------------------
      A. Stanley Littlefield


      /s/ Jay Timothy Noonan        Director                   January 27, 1997
      --------------------------
      Jay Timothy Noonan


      /s/ Gordon N. Sanderson       Director                   January 27, 1997
      --------------------------
      Gordon N. Sanderson


      /s/ James J. Slattery         Director                   January 27, 1997
      --------------------------
      James J. Slattery


      /s/ Wayne P. Smith            Director                   January 27, 1997
      --------------------------
      Wayne P. Smith

                                 EXHIBIT INDEX

Exhibits       Description
--------       -----------

    3.1 Articles of Organization of Abington Bancorp, Inc. -- Incorporated herein by reference to Exhibit 3 to the Registration Statement on Form 8-A of Abington Bancorp dated December 31, 1996.
    3.2 By-laws of Abington Bancorp, Inc. -- Incorporated herein by reference to Exhibit 4 to the Registration Statement on Form 8-A of Abington Bancorp dated December 31, 1996.
    4.1 Instruments defining the rights of security holders. See Exhibits 3.1 and 3.2.
 *  5.1   Opinion of Foley, Hoag & Eliot LLP
 *  23.1  Consent of Arthur Andersen LLP
 *  23.1  Consent of Foley, Hoag & Eliot LLP (included on Exhibit 5.1) *
 *  24.1  Power of Attorney (contained on the signature page) *
 *  27.1  Financial Data Schedule *
 *  99.1  Authorization Card
 * 99.2 Annual Report on Form F-2 of Abington Savings Bank, predecessor to Abington, for the fiscal year ended December 31, 1995, together with the following documents, portions of which are incorporated by reference in said Form F-2:
 *  99.3  (a)  Annual Report to Shareholders of Abington Savings Bank meeting the requirements of Rule 14a-3 for the fiscal year ended
               December 31, 1995.
 *  99.4  (b)  Proxy Statement relating to the 1996 Annual Meeting of
               Stockholders of Abington Savings Bank.
 * 99.5 Quarterly Report on Form F-4 of Abington Savings Bank, predecessor to Abington, for the quarter ended March 31, 1996.
 * 99.6 Quarterly Report on Form F-4 of Abington Savings Bank, predecessor to Abington, for the quarter ended June 30, 1996.
 * 99.7 Quarterly Report on Form F-4 of Abington Savings Bank, predecessor to Abington, for the quarter ended September 30, 1996.

--------------------

* Documents filed herewith